Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) )(Post-Effective Amendment No. 35 to File No. 33-10754; Amendment No. 37 to File No. 811-04933) of Commonwealth Cash Reserve Fund, Inc. of our reports dated August 15, 2005, included in the 2005 Annual Reports to shareholders.







Philadelphia, Pennsylvania
October 28, 2005